FHLBANK TOPEKA ANNOUNCES FIRST QUARTER 2009 EARNINGS

June 12, 2009 – FHLBank Topeka (FHLBank) filed its Form 10-Q for the first quarter ending on March 31, 2009, with the Securities and Exchange Commission (SEC) today.

President’s Comments

“FHLBank Topeka’s first quarter numbers show healthy earnings,” noted Andrew J. Jetter, president and CEO of FHLBank Topeka (Bank). “I am pleased to say that we continue to pay stock dividends, repurchase excess capital stock on request and are well positioned for the future. Our strong balance sheet continues to perform well and provides confidence that we will be there when you need us.” Jetter added that, after delaying its Form 10-Q filing to complete the analysis for early adoption of the new accounting standards on other-than temporary impairment (OTTI), the Bank’s OTTI income statement charges on private-label mortgage-backed securities were only $41,000 for the first quarter and not material to the Bank’s operating results.

GAAP and Core Income

As part of evaluating financial performance, FHLBank Topeka adjusts net income reported in accordance with U.S. generally accepted accounting principles (GAAP) for the impact of: (1) its AHP and REFCorp assessments; (2) items related to Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (SFAS 133); and (3) other irregular or non-recurring items such as prepayment fees, gain/loss on retirement of debt and gain/loss on securities. The result is referred to as core income, which is not defined within GAAP. Core income is used to compute a core return on equity (ROE) that is then compared to the average overnight Federal funds effective rate. Because the Bank is basically a “hold-to-maturity” investor and does not trade derivatives, management believes that core income is important to understanding its operating results and provides a meaningful period-to-period comparison in contrast to GAAP income, which can vary significantly because of SFAS 133 and other non-recurring items.

GAAP income before assessments for the first quarter of 2009 was $82.9 million, and core income before assessments was $52.5 million, the difference being primarily from SFAS 133 gains recorded that increased net income for the quarter. SFAS 133 accounting affects the timing of income or expense from derivatives and their related assets and liabilities hedged, but not the economic income or expense from these derivatives. In the case of interest rate swaps, the gains on these derivatives will be offset by losses in future periods because the value of the swaps will equal zero at maturity, and our intent is to hold these derivatives until maturity.

	Three months ending
	March 31, 2009
	(Amounts in thousands)
	2009	2008
Net Income, as reported under GAAP	$60,864	$23,587
REFCorp/AHP Assessments	22,012	8,545

Income before REFCorp/AHP Assessments	82,876	32,132
SFAS 133-related & Other Non-Recurring Adjustments[1]	(30,396)	21,248

Core Income Before Assessments	$52,480	$53,380

[1]	The 2009 and 2008 amounts include “Prepayment fees on terminated advances,” “Net gain (loss) on trading securities” and “Net gain (loss) on derivatives and hedging activities” directly from the FHLBank’s March 31, 2009, unaudited Statements of Income.

As seen, the first quarters of 2008 and 2009 are similar with respect to core income before assessments, the difference being only 1.7 percent. GAAP income is very different indicating the volatility introduced by SFAS 133 as well as irregular/nonrecurring items.

GAAP and Core Return on Equity (ROE)

	Three months ending
	March 31, 2009
	(Amounts in thousands)
	2009	2008
Average GAAP Capital for the period	$2,322,980	$2,303,865
ROE, based upon GAAP Income Before Assessments	14.47%	5.61%
Core ROE, based upon Core Income Before Assessments	9.16%	9.32%
Average Overnight Federal Funds Effective Rate	0.19%	3.17%
Core ROE Income as a Spread to Average Overnight Federal Funds Effective Rate	8.97%	6.15%

Because the duration of our assets is very short and our core income fluctuates with changes in short-term interest rates, a key comparable for our core ROE is the average overnight Federal funds effective rate. First quarter 2009 core ROE spread was 46 percent higher than that of the first quarter 2008. We believe this positive result demonstrates to the ability of the Bank to deliver superior performance over time and to continue to be a value-added partner for our members.

Attached are highlights from the unaudited statements of condition and statements of income for the quarters ended March 31, 2009 and 2008. The first quarter 2009 Form 10-Q has been posted to the SEC Web site (www.sec.gov), as well as the Bank’s Web site (www.fhlbtopeka.com). Actual results as of March 31, 2009, are unaudited.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank Topeka’s operations. These statements may be identified by the use of forward-looking terminology such as “believes,” “will” or other variations on these terms. FHLBank Topeka cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: legislative and regulatory actions or changes; future economic and market conditions; changes in demand for advances or consolidated obligations of FHLBank Topeka and/or of the FHLBank System; and adverse developments or events affecting or involving other Federal Home Loan Banks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank Topeka’s results to differ from these forward-looking statements are provided in detail in FHLBank Topeka’s filings with the Securities and Exchange Commission, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank Topeka has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	March 31,	December 31,	March 31,
	2009	2008	2008
Statements of Condition (at period end)
Investments[1]	$21,592,347	$19,435,809	$20,859,978
Advances	27,014,796	35,819,674	30,522,354
Mortgage loans held for portfolio, net	3,113,801	3,023,805	2,423,620
Total assets	51,922,782	58,556,231	54,130,059
Deposits	1,644,993	1,703,531	1,709,705
Consolidated obligations, net[2]	47,443,443	53,683,045	49,668,086
Total liabilities	49,782,481	56,160,986	51,922,562
Total capital stock	1,935,655	2,240,335	2,002,330
Retained earnings	210,644	156,922	207,202
Total capital	2,140,301	2,395,245	2,207,497
Regulatory capital at year end[3]	2,176,002	2,432,063	2,244,880
Statements of Income (for the period ended)
Interest income	262,037		571,273
Interest expense	200,244		509,851
Net interest income before loan loss provision	61,793		61,422
Portion of other-than-temporary impairment losses on held-to-maturity securities recognized in earnings[4]	(41)		0
Net gain (loss) on derivatives and hedging activities	19,770		(34,651)
Other income (loss)	12,032		14,976
Other expenses	10,668		9,606
Income before assessments	82,876		32,132
Affordable Housing Program assessments	6,796		2,648
REFCorp assessments	15,216		5,897
Total assessments	22,012		8,545
Net income	60,864		23,587

[1]	Investments include held-to-maturity securities, trading securities, interest-bearing deposits and Federal funds sold.
[2]	Consolidated obligations are bonds and discount notes that the FHLBank is primarily liable to repay.
[3]
Regulatory capital is defined as the sum of the FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B stock plus the amount of the FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability under SFAS 150, Accounting for Certain Financial Instruments with
Characteristics of both Liabilities and Equity.

[4]
In compliance with GAAP, one private-issue MBS with an amortized cost of $1.68 million before impairment was marked down to market value resulting in a total loss on other-than-temporarily impaired held-to-maturity securities of
$1.06 million. We recognized other-than-temporary impairment charges of $0.04 million related to estimated credit losses, which is recognized in earnings and $1.02 million related to other factors, which is recognized in other comprehensive income.